FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES NYSE MKT LISTING APPROVAL

San Antonio, Texas (June 13, 2014) – EnerJex Resources, Inc. (OTC Markets: ENRJD, ENRJ) (“EnerJex” or the “Company”) announced today that it has received authorization to list its common stock and its proposed 10% Series A Perpetual Preferred Stock on the NYSE MKT. The Company presently anticipates that trading of these securities on the NYSE MKT may commence June 17, 2014. EnerJex’s common stock will trade under the symbol “ENRJ,” and its preferred stock will trade under the symbol “ENRJPR”. The Company’s common stock will cease trading on the OTCQB market once it is listed on the NYSE MKT. The listing of EnerJex's preferred stock on the NYSE MKT is contingent upon the effectiveness of its registration statement for its previously announced public offering of that preferred stock.

The offering of EnerJex’s 10% Series A Perpetual Preferred Stock is being made pursuant to a Registration Statement on Form S-1 previously filed by EnerJex. This offering is being made solely by means of a prospectus, copies of which may be obtained from the SEC's website at www.sec.gov or from either of the following:

Northland Capital Markets
Carl Goltermann
4100 MacArthur Blvd Suite 120
Newport Beach, CA 92660
(949) 600-4150
cgoltermann@northlandcapitalmarkets.com

Euro Pacific Capital
Jayson Schroeder
1201 Dove Street, Suite 200
Newport Beach, CA 92660
(949) 732-3543
jschroeder@europac.net

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

About EnerJex Resources

EnerJex Resources, Inc. is an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States. The Company owns oil and gas leases covering nearly 100,000 net acres in multiple prolific hydrocarbon basins located in four states including Colorado, Kansas, Nebraska, and Texas.

EnerJex's operations are focused in five distinct projects where the company produces oil and natural gas from reservoirs that are characterized by long lived reserves with low production decline rates. Within these projects, the Company has identified more than 500 low-risk drilling locations. Through its large acreage footprint in the Denver-Julesburg ("DJ") Basin, EnerJex also has significant exposure to emerging oil resource plays that are being pursued by competitors on trend with the Company's properties. EnerJex's headquarters are located in San Antonio, Texas, and additional information is available on its website at www.enerjex.com.

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the potential listing on the NYSE MKT and offering of preferred stock, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether we will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K and the registrations statement for the offering of the preferred stock filed with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact:

EnerJex Resources, Inc.

Robert G. Watson, Jr., CEO

(210) 451-5545

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM